Exhibit 99.1

PINNACLE ENTERTAINMENT RECEIVES LOUISIANA GAMING CONTROL BOARD APPROVAL TO COMPLETE ITS PROPOSED TRANSACTION WITH GAMING & LEISURE PROPERTIES, INC.

LAS VEGAS, April 18, 2016 — Pinnacle Entertainment, Inc. (NASDAQ: PNK) (“Company” or “PNK”) announced today that the Louisiana Gaming Control Board unanimously granted the approvals necessary for the Company to complete its previously announced transaction with Gaming & Leisure Properties, Inc. (NASDAQ: GLPI).

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, stated, “We thank the Louisiana Gaming Control Board for its thorough and diligent review of our regulatory applications related to our transaction with Gaming and Leisure Properties. We are excited to have obtained their unanimous approval today and to have achieved one of the last needed milestones to complete our transaction with Gaming and Leisure Properties.

“Last week, we successfully priced new financings related to our transaction with Gaming and Leisure Properties, which combined with an already committed $185 million term loan A and $400 million revolving credit facility, provides the capital structure needed to spin-off our operations to our existing shareholders. We believe the healthy liquidity and leverage profile that our Company will have following the completion of our transaction with Gaming and Leisure Properties provides a solid foundation for future growth.

“We have one remaining gaming regulatory approval to obtain in Colorado before completing the transaction, which we expect to be addressed on April 21. We anticipate completing our transaction with Gaming and Leisure Properties on April 28,” concluded Mr. Sanfilippo.

On July 21, 2015, PNK and GLPI jointly announced a transaction in which Pinnacle will spin off its operating business and the real property of Belterra Park Gaming & Entertainment Center into a separately traded public company (“OpCo”) and the real estate assets held by the remaining company (“PropCo”) will be acquired by GLPI. As consideration for the real estate assets in PropCo, Pinnacle shareholders will receive a fixed exchange ratio of 0.85 of a share of GLPI common stock per share of Pinnacle common stock they own. Pinnacle shareholders will also receive one share of OpCo common stock for each share of Pinnacle common stock they own.

After the close of the transaction, Pinnacle will operate the leased gaming facilities under a triple-net Master Lease agreement with GLPI and will pay initial annual rent of $377 million. The transaction is subject to customary closing conditions and additional regulatory approvals.

The OpCo distribution is expected to be made on April 28, 2016, concurrent with the closing of the transaction with GLPI, and is subject to certain terms and conditions, including approval of the transaction by the Colorado Limited Gaming Commission.

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Forward Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding the transaction between the Company and GLPI whereby the Company would sell its real estate assets to GLPI and spin-off the Company’s operations into a new public company; and the consummation of the transaction and the timing thereof. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI will be completed on any particular timeframe or at all. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between GLPI and Pinnacle, GLPI has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-206649) that includes a definitive joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. This communication is not a substitute for the joint proxy statement/prospectus or any other document that GLPI or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. The registration statement on Form S-4 was declared effective by the SEC on February 16, 2016. Pinnacle mailed the definitive proxy statement/prospectus to its stockholders on or about February 16, 2016, and its stockholders approved the transaction on March 15, 2016. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by GLPI are available free of charge on GLPI’s investor relations website at investors.glpropinc.com or by contacting GLPI’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment businesses, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

On March 29, 2016, the Company entered into a definitive agreement with a subsidiary of Gaming and Leisure Properties, Inc. to acquire the operations of the Meadows Racetrack and Casino for total consideration of $138.0 million. The transaction is subject to the approvals of the Pennsylvania Gaming Control Board and Pennsylvania Harness Racing Commission, the expiration or termination of the applicable Hart-Scott-Rodino waiting period, and other customary closing conditions. The transaction is expected to close by the end of the 2016 third quarter.

Contact:

Vincent J. Zahn, CFA

Vice President & Treasurer

702-541-7777/investors@pnkmail.com

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